Exhibit 10.1

PROXY AGREEMENT
WITH RESPECT TO CAPITAL STOCK OF
NORTEL GOVERNMENT SOLUTIONS INC.

Table of Contents
PROXY AGREEMENT
WITH RESPECT TO CAPITAL STOCK OF
NORTEL GOVERNMENT SOLUTIONS INC.

PROXY AGREEMENT
WITH RESPECT TO CAPITAL STOCK OF
NORTEL GOVERNMENT SOLUTIONS INC.
     This Proxy Agreement (“Agreement”) is made this 29th day of July, 2005, by and among Nortel Networks Corporation (“NNC”), a Canadian corporation; Nortel Networks Limited (“NNL”), a Canadian corporation; Nortel Networks Inc. (“NNI”), a Delaware corporation; Nortel Government Solutions Inc. (the “Corporation”), a Delaware corporation; James Frey; Thomas McInerney; and Gregory Newbold; and their respective successors appointed as provided in this Agreement (each individually, a “Proxy Holder,” and collectively, the “Proxy Holders”); and the United States Department of Defense (“DoD”) (all of the above, collectively, the “Parties”).
RECITALS
     WHEREAS, the Corporation is duly organized and existing under the laws of Delaware, and has an authorized capital of 100 shares, all of which are shares of common stock entitled to one vote for each share at all meetings and without par value, and of which 100 shares are issued and outstanding (the “Shares”); and
     WHEREAS, NNI owns all the Shares; and
     WHEREAS, NNL owns all the issued and outstanding shares of NNI; and
     WHEREAS, NNC owns all the issued and outstanding voting shares of NNL; and
     WHEREAS, the Corporation’s business consists of providing professional services and technology solutions for various departments and agencies1 of the U.S. Government, including, without limitation, the DoD; and
     WHEREAS, the offices and facilities of the Corporation require facility security clearances2 issued under the National Industrial Security Program (“NISP”) to conduct

[1]	The Office of the Secretary of Defense (including all boards, councils, staffs, and commands), DoD agencies, and the Departments of Army, Navy, and Air Force (including all of their activities); the Departments of State, Commerce, Treasury, Transportation, Interior, Agriculture, Labor, Justice, Education, Health and Human Services and Homeland Security; National Aeronautics and Space Administration; General Services Administration; Small Business Administration; National Science Foundation; Environmental Protection Agency; Federal Reserve System; International Trade Commission; United States Trade Representative; United States Agency for International Development; Nuclear Regulatory Commission; and the Government Accountability Office (the “User Agencies”).

[2]	An administrative determination that a facility is eligible for access to classified information of a certain category.

their business and the NISP requires that a corporation maintaining a facility security clearance be effectively insulated from foreign ownership, control or influence (“FOCI”); and
     WHEREAS, the Under Secretary of Defense for Intelligence has determined that the provisions of this Agreement are necessary to enable the United States to protect itself against the unauthorized disclosure of information relating to U.S. national security; and
     WHEREAS, the DoD has agreed to grant or continue the Corporation’s facility security clearance from and after the effective date of this Agreement in consideration for, inter alia, the Parties’ execution and compliance with the provisions of this Agreement, the purpose of which is to reasonably and effectively exclude NNC, NNL, NNI and all entities controlled by the aforementioned companies (collectively, the “Affiliates”) from unauthorized access to classified3 and controlled unclassified information,4 and from influence over the Corporation’s business or management; and
     WHEREAS, the Defense Security Service (“DSS”) has oversight responsibility for the NISP on behalf of DoD, and since the NISP requires that a corporation maintaining a facility security clearance be effectively insulated from FOCI, this Agreement is entered into between the Parties in order to negate FOCI at the Corporation, and it shall be submitted to DSS for approval as required by applicable DoD regulations and policy; and
     WHEREAS, in order to comply fully with the NISP, the Parties have agreed that voting control of the Shares should be vested in citizens of the United States; and
     NOW THEREFORE, in consideration of the premises and of the mutual undertakings of the Parties hereinafter set forth, this Agreement in respect of the Shares is hereby created and established, subject to the following terms and conditions, to each of which the Parties expressly assent and agree.
ORGANIZATION
ARTICLE I — Establishment of Agreement
1.01. The establishment of this Agreement shall involve the selection of no less than three Proxy Holders with the qualifications set forth in Section 2.01. below. Pursuant to

[3]	Any information that has been determined pursuant to Executive Order 12958 or any predecessor order to require protection against unauthorized disclosure and is so designated. The classifications TOP SECRET, SECRET, and CONFIDENTIAL are used to designate such information.

[4]	Unclassified information, the export of which is controlled by the International Traffic in Arms Regulations (“ITAR”) and/or the Export Administration Regulations (“EAR”). The export of technical data, which is inherently military in nature, is controlled by the ITAR. The export of technical data, which has both military and commercial uses, is controlled by the EAR.

Article XIII below, the Corporation shall grant proxies to the Proxy Holders in accordance with this Agreement. DoD shall determine that all of the requirements set forth in this Agreement have been satisfied, including the necessary independence and separation of operation, lack of interdependence between the Affiliates on the one hand, and on the other, the Corporation and/or its subsidiaries, and the requisite financial self-reliance and business viability of the Corporation.
ARTICLE II — Appointment of Proxy Holders
2.01. The initial Proxy Holder nominees shall be chosen by NNI. The initial and successor Proxy Holders shall be (i) resident citizens of the United States; (ii) have had no prior contractual, financial, or employment relationships with the Affiliates or the Corporation; (iii) certify their willingness to accept their security responsibilities; and (iv) be eligible for the requisite personnel security clearances.5 The appointment of initial and successor Proxy Holders shall not become effective until approved by DSS.
2.02. Except as authorized by Section 2.03. below, NNI may not remove a Proxy Holder except for acts of gross negligence or willful misconduct while in office. NNI may remove a Proxy Holder for such acts by an instrument signed by or on behalf of NNI and filed with the Corporation at its principal office in Fairfax, Virginia. NNI shall provide notice to DSS, in accordance with Section 15.01. below, at least twenty (20) days prior to filing such instrument. Such an instrument of removal shall not be effective until a successor Proxy Holder who is qualified to serve hereunder has accepted appointment. However, if such removal would result in only one remaining Proxy Holder, then such an instrument of removal shall not be effective until a successor Proxy Holder who is qualified to serve hereunder has accepted appointment.
2.03. With the approval of DSS, NNI may remove a Proxy Holder for acts in violation of this Agreement, including the inability to protect the legitimate economic interests of NNI pursuant to Section 6.05. below. NNI must petition DSS for permission to remove a Proxy Holder for acts in violation of this Agreement. However, DSS has the right to determine, in its sole discretion, whether to grant such petition.
2.04. A Proxy Holder may at any time resign by submitting to the Corporation at its principal office in Fairfax, Virginia, a resignation in writing, with notice to NNI and DSS pursuant to Section 15.01. below. Such resignation shall be effective on the date of resignation stated by the Proxy Holder. No formal acceptance of resignation by the Corporation shall be necessary to make the resignation effective. Upon resignation, a Proxy Holder’s obligations and responsibilities under this Agreement are completed. However, if such resignation would result in only one remaining Proxy Holder, then the resignation shall not be effective until a successor Proxy Holder who is qualified to serve hereunder has accepted appointment.

[5]	An administrative determination that an individual is eligible for access to classified information of a certain category.

2.05. Nomination and appointment of successor Proxy Holders shall be accomplished as follows:
     a. In the event of the death, resignation, removal or inability to act of any Proxy Holder, the Corporation shall give prompt written notice to DSS and NNI. The remaining Proxy Holders shall nominate a successor Proxy Holder using their best efforts6 and diligence, and shall notify NNI and DSS of the nominee. In the event that a nominee is vetoed by NNI pursuant to Section 2.05.(b) below, the remaining Proxy Holders shall use their best efforts and diligence to nominate an alternate successor Proxy Holder.
     b. NNI shall not have the right to nominate or suggest any person for the position of a successor Proxy Holder. NNI shall have the right to veto without cause a nominee for the position of successor Proxy Holder. Absent a veto by NNI of a nominee, and upon approval by DSS, the nominee may be appointed by the remaining Proxy Holders. NNI shall notify the remaining Proxy Holders and DSS of acceptance or veto within twenty (20) days of receipt of the nomination of a successor Proxy Holder. Failure by NNI to notify the Proxy Holders within twenty (20) days of notification of nomination shall be deemed to constitute acceptance.
     c. If NNI has vetoed three successive nominees proposed by the remaining Proxy Holders, the third nominee, upon approval by DSS, shall be accepted absent an appeal submitted by NNI to DSS for reasonable cause.
     d. Any nomination and appointment of a successor Proxy Holder shall be made by an instrument in writing signed by the remaining Proxy Holders. Counterparts of such instrument shall be delivered to the Corporation, DSS and NNI as provided in Section 15.01.
2.06. Acceptance of appointment for all initial or successor Proxy Holders as provided above may only be accomplished by their agreement to be bound by the terms of this Agreement, as evidenced by their signature on the counterpart of this Agreement on file at Corporation’s principal office in Fairfax, Virginia, with copies to any incumbent Proxy Holder, NNI and DSS. Upon acceptance of such appointment, and approval by DSS, the initial and successor Proxy Holders shall be vested with all the rights, powers, authority and immunities herein conferred upon the Proxy Holders by this Agreement.
2.07. On the death, resignation, removal or disability of a Proxy Holder, the remaining Proxy Holders may exercise all of the rights, powers and privileges of the Proxy Holders as set forth in this Agreement until a successor accepts appointment. If no Proxy Holders

[6]	For purposes of this Agreement, the term “best efforts” signifies performance of duties reasonably in good faith, in the manner believed to be in the best interests of Corporation but consistent with the national security concerns of the United States, and with such care, including reasonable inquiry, as an ordinarily prudent person in a like position would use under similar circumstances.

remain, the Chairman or Acting Chairman of the Board of Directors of the Corporation shall, upon written notice to DSS, be automatically vested with all rights, powers, authorities and immunities of the Proxy Holders for an interim period not to exceed thirty (30) days, except that NNI shall, under such circumstances, have the right to appoint two new Proxy Holders pursuant to Section 2.01. The two new Proxy Holders shall nominate the third Proxy Holder pursuant to Section 2.05.
ARTICLE III — Acknowledgment of Obligations
3.01. All Proxy Holders shall become Directors of the Corporation. Proxy Holders may appoint or remove other Directors in their sole discretion. The Board of Directors shall elect a Chairman, who may be one of the Proxy Holders.
3.02. The terms of compensation, including any and all benefits for the Proxy Holders, shall be negotiated between the Proxy Holders and NNI, and shall be paid by the Corporation. Said terms shall not be changed during the Proxy Holders’ tenure as Proxy Holders and shall be provided to DSS.
3.03. The Proxy Holders agree to perform the duties set forth in, and be bound by all provisions of, this Agreement. The Proxy Holders shall exercise the powers bestowed upon them by, and perform the duties set forth in, this Agreement according to their best efforts.
3.04. Each Proxy Holder agrees as follows:
     a. in order to be qualified under this Agreement, he must have had no prior or existing contractual, financial or employment relationship with either the Corporation or the Affiliates prior to his appointment; and
     b. in order to maintain his qualification as a Proxy Holder, he shall not establish any relationship of any kind with NNI, the Affiliates or the Corporation except as may be required or permitted by this Agreement; and
     c. in order to be processed for and remain eligible for a U.S. Government personnel security clearance, he must reside within the United States during the term of his service as a Proxy Holder under this Agreement.
3.05. In recognition of their obligations under this Agreement, the Proxy Holders individually and collectively acknowledge and agree as follows:
     a. The Shares are being placed under proxy in accordance with this Agreement as a security measure designed to insulate the Corporation from any foreign control or influence that may arise from NNI’s ownership of the Shares.
     b. The U.S. Government is placing its reliance upon them as U.S. citizens to exercise independently all prerogatives of ownership of the Corporation.

     c. One year from the effective date of this Agreement, and annually thereafter, they shall ensure that a report is submitted to DSS in accordance with Section 9.02. below.
     d. Upon acceptance of appointment, each Proxy Holder shall be briefed by a representative of DSS on his responsibilities under the NISP and this Agreement.
     e. One year from the effective date of this Agreement, and annually thereafter, they shall meet with representatives of DSS in accordance with Section 9.01. below.
     f. Upon acceptance of appointment, and annually thereafter, each Proxy Holder shall execute for delivery to DSS a certificate affirming his agreement to be bound by, and the acceptance of his responsibilities under, this Agreement.
     g. They shall not accept direction from NNI on any matter before them or before the Board of Directors of the Corporation, and they shall not permit NNI to exercise any control or influence over the business or management of the Corporation, except as provided in this Agreement.
     h. They shall ensure that the management appointed by them fully understands their responsibility as Proxy Holders to exercise all prerogatives of management with complete independence from any foreign influence or control.
     i. They shall ensure that each principal officer of the Corporation is furnished with a policy statement on FOCI, stating that management has complete independence from NNI, that management and the principal officers are barred from taking any action that would countermand this Agreement, and that any suspected violation of this Agreement shall be reported immediately to the Chairman of the Government Security Committee (see Section 8.01. below).
     j. They shall ensure that records, journals and minutes of meetings and copies of all communications sent or received by them in the execution of their duties as Proxy Holders are properly maintained. Such data and copies of all information furnished to NNI by the Corporation or the Proxy Holders shall be made available upon request for review by DSS at the offices of the Proxy Holders or the office of the Corporation.
3.06. The Proxy Holders shall appoint an independent financial auditor to conduct an annual audit of the Corporation’s books and records. The Proxy Holders shall advise DSS and NNI of their action. Upon completion of the audit and review by the Proxy Holders, and subject to the removal of any information not releasable under this Agreement, the audit report shall be forwarded to NNI.
ARTICLE IV — Indemnification and Compensation of Proxy Holders
4.01. In voting the Shares and in their capacity as Directors of the Corporation, the Proxy Holders shall vote and act on all matters in accordance with their best efforts.

4.02. The Corporation and NNI, jointly and severally, shall indemnify and hold each Proxy Holder harmless from any and all claims arising from, or in any way connected to, his performance as a Proxy Holder or Director of the Corporation under this Agreement, except for his own individual gross negligence or willful misconduct. The Corporation and NNI shall advance fees and costs incurred by any Proxy Holder in connection with the defense of any such claim.
4.03. The compensation of the Proxy Holders, as well as any reasonable and necessary travel or other expense paid or incurred by the Proxy Holders in the administration of their duties under this Agreement, shall be borne and promptly paid by the Corporation upon submission of reasonably detailed documentation, as appropriate, to the Corporation by or on behalf of the Proxy Holders.
ARTICLE V — Restrictions Binding on Subsidiaries of the Corporation
5.01. The Parties agree that the provisions of this Agreement shall apply to, and shall be made to be binding upon, all present and future subsidiaries of the Corporation. The Corporation hereby agrees to undertake any and all measures, and provide such authorizations, as may be necessary to effectuate this requirement. The sale of, or termination of the Corporation’s control over, any subsidiary shall terminate the applicability of this Agreement to such subsidiary.
5.02. If the Corporation proposes to form a subsidiary, or to acquire ownership or control of another company, it shall give notice of such proposed action to DSS and shall advise DSS again immediately upon consummation of such formation or acquisition.
OPERATIONS
ARTICLE VI — Actions by the Proxy Holders
6.01. The Proxy Holders shall adopt written standard operating procedures (“Operating Procedures”) which shall be followed by the Proxy Holders in discharging their responsibilities under this Agreement. The Operating Procedures shall be maintained by the Proxy Holders for review by DSS. NNI may review the Operating Procedures only with the advanced written approval of DSS. NNI appeals of any provision of the Operating Procedures shall be forwarded to DSS. DSS reserves the right to determine, in its sole discretion, whether such appeal should be favorably considered.
6.02. The Proxy Holders shall hold regularly scheduled meetings. These meetings may be held at such time and at such place within the United States as shall be decided, from time to time, by a majority of the Proxy Holders. At least four meetings shall be held each year. Minutes of such meetings shall be prepared and retained by the Proxy Holders for review by DSS.
6.03. For the purpose of conducting the Corporation’s business, a majority of the Proxy Holders shall be required to be present, either in person or by written proxy, at an official meeting. Each Proxy Holder who is present shall have the right to cast one vote on each question. In lieu of a meeting, action may also be taken on the business of the Corporation by a writing signed by all the Proxy Holders. Each Proxy Holder agrees to attend, except for good cause shown, not less than fifty (50) percent of all official meetings held in one year’s time at which his attendance is formally requested pursuant to the Proxy Holders procedures.
6.04. No proxy to vote the Shares may be given to, or voted by, any person other than one of the Proxy Holders.
6.05. Subject at all times to the responsibility to ensure compliance by the Corporation with the NISP’s requirements and this Agreement, the Proxy Holders shall act in good faith as reasonably prudent persons to protect the legitimate economic interests of NNI in the Corporation as an ongoing business concern.
6.06. The Government Security Committee (see Section 8.01. below) shall establish written policies and procedures and maintain oversight to provide assurance to itself and DSS that electronic communications between the Corporation and its subsidiaries and the Affiliates do not disclose classified or export-controlled unclassified information without proper authorization. (Note: As used in this Agreement, the term “electronic communications” means the transfer of information via, including but not limited to, telephone conversations, facsimiles, teleconferences, videoconferences or electronic mail.) Policies and procedures shall also provide assurance that electronic communications are not used by the Parent(s) and/or Affiliates to exert influence or control over the Corporation’s business or management in a manner which could adversely affect the performance of classified contracts.
ARTICLE VII — Voting Discretion
7.01. Except as otherwise provided in this Agreement, the Proxy Holders shall possess and shall be entitled to exercise in their sole and absolute discretion, with respect to any and all of the Shares at any time covered by this Agreement, the right to vote the same or to consent to any and every act of the Corporation in the same manner and to the same extent as if they were the absolute owners of such Shares in their own right. All decisions and actions by the Proxy Holders pursuant to this Agreement shall be based on their independent judgment. All decisions and actions by the Proxy Holders shall be free of any control or influence from NNI in any manner whatsoever except as specifically permitted in this Agreement. Any communication of any nature, and by any means, from NNI deemed by the Proxy Holders to be an attempt to assert any influence or control precluded by this Agreement shall be reported immediately by the Proxy Holders to DSS.
7.02. In addition to the general authorities conferred by Section 7.01. above, the Proxy Holders are specifically authorized in the exercise of their sole and absolute discretion with respect to any and all of the Shares to vote for or consent to:
     a. the election of directors of the Corporation;

     b. any increase, reduction or reclassification of the capital stock of the Corporation;
     c. any changes or amendments to the Articles of Incorporation or bylaws of the Corporation7 other than those necessary pursuant to Section 7.04. below;
     d. the sale or disposition of the property, assets or business of the Corporation other than that prohibited in Section 7.03. below;
     e. the pledging, mortgaging or encumbering of any assets of the Corporation, except as described in Section 7.03. below, which NNI might lawfully exercise; or
     f. any action with respect to the foregoing or any other matter affecting the Corporation and not specifically described in Section 7.03. below which NNI might lawfully exercise.
7.03. The Proxy Holders shall not be authorized to take any of the following actions without the express written approval of NNI:
     a. the sale or disposal, in any manner, of capital assets or business of the Corporation;
     b. the pledging, mortgaging or encumbering of the assets of the Corporation for purposes other than obtaining working capital or funds for capital improvements;
     c. any merger, consolidation, reorganization or dissolution of the Corporation; or
     d. the filing or making of any petition under the federal bankruptcy laws or any similar law or statute of any state or any foreign country.
7.04. The Proxy Holders agree that they shall, upon written request by NNI, take such action or actions as are necessary to recommend, authorize or approve the actions specified in Section 7.03. above. The Proxy Holders shall consult with NNI concerning such action so that NNI may have sufficient information to ensure that all such actions will be taken in accordance with applicable U.S. laws and regulations. Any action by the Proxy Holders with respect to the matters specified in Section 7.03. above which is taken without the approval of NNI shall be void and shall have no effect.
ARTICLE VIII – Government Security Committee
8.01. There shall be established a permanent committee of the Corporation’s Board of Directors, to be known as the Government Security Committee (“GSC”), consisting of all Proxy Holders/Directors and those officers of the Corporation who are also directors and

[7]	The bylaws and Articles of Incorporation of the Corporation shall be reviewed by DSS at the time of the establishment of this Agreement and at least annually thereafter.

who hold personnel security clearances at the level of the Corporation’s facility security clearance. The members of the GSC shall exercise their best efforts to ensure that the Corporation maintains policies and procedures to safeguard the classified information in the possession of the Corporation and to ensure that the Corporation complies with this Agreement, the ITAR, the EAR, and the National Industrial Security Program Operating Manual (“NISPOM”).
8.02. The members of the GSC shall exercise their best efforts to ensure the implementation within the Corporation of all procedures, organizational matters and other aspects pertaining to the security and safeguarding of classified and controlled unclassified information called for by this Agreement, including the exercise of appropriate oversight and monitoring of the Corporation’s operations to ensure that the protective measures contained in this Agreement are effectively maintained and implemented through its duration.
8.03. The GSC shall designate one of the Proxy Holder members to serve as Chairman of the GSC.
8.04. The Chairman of the GSC shall designate a member of the GSC to be Secretary of the GSC. The Secretary’s responsibility shall include ensuring that all records, journals, and minutes of GSC meetings and other documents sent to or received by the GSC are prepared and retained for review by DSS.
8.05. A Facility Security Officer (“FSO”) shall be appointed by the Corporation and shall be the principal advisor to the GSC concerning the safeguarding of classified information. The FSO’s responsibility includes the operational oversight of the Corporation’s compliance with the requirements of the NISP.
8.06. The members of the GSC shall exercise their best efforts to ensure that the Corporation develops and implements a Technology Control Plan (“TCP”), which shall be subject to approval by DSS. The GSC shall have authority to establish the policy for the Corporation’s TCP. The TCP shall prescribe measures to prevent unauthorized disclosure or export of controlled unclassified information consistent with applicable U.S. laws and regulations.
8.07. A Technology Control Officer (“TCO”) shall be appointed by the Corporation and shall be the principal advisor to the GSC concerning the protection of controlled unclassified information and other proprietary technology and data subject to regulatory or contractual control by the U.S. Government. The TCO’s responsibilities shall include the establishment and administration of all intracompany procedures, including employee training programs, to prevent the unauthorized disclosure or export of controlled unclassified information and to ensure that the Corporation otherwise complies with the requirements of the ITAR and EAR.
8.08. The GSC shall ensure that any administrative services provided by NNI or any of the Affiliates to the Corporation do not circumvent the requirements of this Agreement.

The Corporation shall notify DSS and the GSC of the proposed administrative services to be provided to the Corporation (including its subsidiaries and affiliates) by NNI or any of the Affiliates. Upon DSS’ confirmation that the identified administrative services are acceptable, DSS shall issue an interim approval for those services. Thereafter, the GSC shall certify in writing that it is effectively monitoring the administrative services being provided, and that said administrative services do not allow NNI or any of the Affiliates to control or influence the management or business of the Corporation in violation of this Agreement. The initial GSC certification referenced in this Section 8.08. shall be provided to DSS within forty-five (45) calendar days of the execution of this Agreement, or in the case of an existing Proxy Agreement, within forty-five (45) calendar days of the DSS interim approval referenced above, and subsequent annual GSC certifications shall be included in the Corporation’s annual report as provided in Section 9.02. below. NNI or any of the Affiliates shall not provide any administrative services to the Corporation that have not been reviewed and approved by DSS in accordance with this Section 8.08.
8.09. Discussions of classified and controlled unclassified information by the GSC shall be held in closed sessions and accurate minutes of such meetings shall be kept and shall be made available only to such authorized individuals as are so designated by the GSC.
8.10. Upon taking office, the GSC members, the FSO and the TCO shall be briefed by a DSS representative on their responsibilities under the NISP and this Agreement.
8.11. Each member of the GSC shall exercise his best efforts to ensure that all provisions of this Agreement are carried out, that the Corporation’s directors, officers, and employees comply with the provisions of this Agreement, and that DSS is advised of any known violation of, or known attempt to violate, any provision of this Agreement, appropriate contract provisions regarding security, U.S. export control laws and regulations, and the NISPOM.
8.12. Each member of the GSC shall execute for delivery to DSS, upon accepting his appointment and thereafter at each annual meeting of the Corporation with DSS as established by this Agreement, a certificate acknowledging the protective security measures taken by the Corporation to implement this Agreement, and further acknowledging his agreement to be bound by, and acceptance of his responsibilities under, this Agreement, and acknowledging that the U.S. Government has placed its reliance on him as a U.S. citizen and as the holder of a personnel security clearance to exercise his best efforts to ensure the matters set forth herein.
ARTICLE IX — Annual Review and Certification
9.01. Representatives of DSS, the Proxy Holders, other members of the GSC, the FSO, the Corporation’s President and NNI shall meet annually to review the purpose and effectiveness of this Agreement and to establish a common understanding of the operating requirements and how they will be implemented. These meetings shall include a discussion of the following:
     a. whether this Agreement is working in a satisfactory manner;

     b. compliance or acts of noncompliance with this Agreement, the NISPOM, or other applicable laws and regulations;
     c. necessary guidance or assistance regarding problems or impediment associated with the practical application or utility of this Agreement; and
     d. whether security controls, practices or procedures warrant adjustment.
9.02. The President of the Corporation and the Chairman of the GSC shall jointly submit to DSS one year from the effective date of this Agreement and annually thereafter an implementation and compliance report. Such reports shall include the following information:
     a. a detailed description of the manner in which the Corporation is carrying out its obligation under this Agreement;
     b. any changes to security procedures, implemented or proposed, and the reasons for those changes;
     c. a detailed description of any acts of noncompliance, whether inadvertent or intentional, with a discussion of what steps were taken to prevent such acts from occurring in the future;
     d. any changes or impending changes to any of the Corporation’s management, including the reasons for such changes;
     e. a statement, as appropriate, that a review of the records concerning all visits and communications between representatives of the Corporation and the Affiliates has been accomplished and the records are in order;
     f. a detailed chronological summary of all transfers of classified and/or controlled unclassified information, if any, from the Corporation to the Affiliates, complete with an explanation of the U.S. Government authorization relied upon to effect such transfers. Copies of approved export licenses covering the reporting period shall be appended to the report;
     g. a list of the Corporation’s (including its cleared divisions and cleared subsidiaries) current classified contracts, and the percentage of income derived from each such classified contract; and
     h. any other issues that could have a bearing on the effectiveness or implementation of this Agreement.

ARTICLE X — Duty to Report Violations of the Agreement
10.01. Except DoD, the Parties agree to report promptly to DSS all instances in which the material terms and obligations of this Agreement may have been violated.
CONTACTS AND VISITS
ARTICLE XI — Regulated Meetings, Visits and Communications
11.01. The Parties agree to abide by the following procedures regarding meetings, visits, and communications between the Corporation (including its subsidiaries and divisions) and the Affiliates.
     a. The Proxy Holders shall schedule a meeting once each year, or more frequently if all Proxy Holders agree, with NNI. Representatives of the Corporation may attend these meetings if requested by the Proxy Holders. The Proxy Holders may convene a meeting with NNI at any time as long as the agenda is limited to the matters described in Section 7.03. above. For any such meetings to be attended by NNI, a written agenda shall be prepared and submitted in advance to DSS for approval. The meeting shall not be consummated until the Proxy Holders receive the approval of DSS. Classified and controlled unclassified information shall not be disclosed to NNI except as specifically authorized by applicable law or regulation. Suggestions or requests by NNI or other Affiliate representatives present at these meetings shall not be binding on the Proxy Holders or the Corporation. Minutes of meetings in which Parent or other Affiliate representatives are in attendance shall be prepared and retained by the GSC for review by DSS.
     b. All proposed visits to the Corporation and its subsidiaries by any person who represents the Affiliates (including all of the directors, officers, officers, representatives, and agents of each) and all proposed visits to the Affiliates by any person who represents the Corporation or its subsidiaries (including all directors, officers, employees, representatives, and agents of each), as well as visits between such persons at other locations, must be approved in advance by a Proxy Holder designated to act on such requests. All requests for such approval shall be submitted in writing to the Corporation’s FSO for routing to the designated Proxy Holder. Although strictly social contacts at other locations between the Corporation’s personnel and any individual representing the Affiliates are not prohibited, written reports of such visits shall be submitted after the fact to the FSO for filing with, and review by, the designated Proxy Holder.
     c. A written request for approval of a visit must be submitted to the FSO not less than seven (7) calendar days prior to the date of the proposed visit. If any unforeseen exigency precludes compliance with this requirement, such request may be communicated via telephone or other electronic means to the FSO and promptly confirmed in writing. The exact purpose and justification for the visit shall be set forth in detail sufficient to make a reasonable and prudent evaluation of the proposed visit. Each proposed visit shall be individually justified and separate approval request shall be submitted for each. Representatives of DoD shall have the right to be present and to monitor all visits described in Section 11.01.(b) above, no matter where they occur.
     d. Upon receipt of a written request for approval of a visit, the FSO shall promptly relay the information to the designated Proxy Holder, who, as soon as possible after being so advised, shall indicate approval or disapproval of the request telephonically or by other expeditious means to the visiting parties. Such approval or disapproval shall be promptly confirmed in writing. The GSC shall review periodically the records of any proposed and consummated visits that have occurred since the last review to ensure proper adherence to approved procedures and to verify that sufficient and proper justification was furnished.
11.02. Visits and other communications between the Corporation and its subsidiaries and the Affiliates on such commercial matters as proposed contracts, subcontracts, joint ventures, partnerships, and teaming arrangements shall be approved in advance by a majority of the Proxy Holders.
11.03. Nothing in this Agreement shall be construed to prevent the Corporation from supplying to NNI financial data relating to the financial condition and financial operations of the Corporation. The Corporation shall also respond in writing through the Proxy Holders to written questions that NNI may have concerning information contained in such reports. The Proxy Holders and NNI shall engage in discussions to determine the format of such reporting. The format must be acceptable to DSS.
11.04. A chronological file of all documentation associated with meetings, visitations and communications, together with appropriate approvals or disapprovals and reports, required pursuant to this Article XI, shall be maintained by the GSC for review by DSS.
ARTICLE XII – DoD Remedies
12.01. DoD reserves the right to impose any security safeguard not expressly contained in this Agreement that it believes is necessary to ensure that unauthorized access by the Affiliates to classified and controlled unclassified information is effectively precluded.
12.02. Nothing contained in this Agreement shall limit or affect the authority of the head of a U.S. Government agency8 to deny or revoke the Corporation’s access to classified and controlled unclassified information under said Agency’s jurisdiction if it is determined by said Agency that the national security so requires.
12.03. The Parties hereby assent and agree that the U.S. Government has the right, obligation and authority to require any or all of the following remedies in the event of a material breach of this Agreement:

[8]	The term “agency” has the meaning provided at 5 United States Code 552(f).

     a. the novation of the Corporation’s classified contracts to another contractor, the costs of which shall be allocated in accordance with the terms of such classified contracts and the Federal Acquisition Regulations included in such classified contracts; and
     b. the termination of any classified contracts being performed by the Corporation and the denial of new classified contracts for the Corporation; and
     c. the revocation of the Corporation’s facility security clearance; and
     d. the suspension or debarment of the Corporation from participation in all Federal government contracts, in accordance with the provisions of the Federal Acquisition Regulations.
12.04. Nothing in this Agreement limits the right of the U.S. Government to pursue criminal sanctions against the Corporation, or NNI, or any Affiliates, or any director, officer, employee, representative, or agent of any of these companies, for violations of the criminal laws of the United States in connection with their performance of any of the obligations imposed by this Agreement, including but not limited to any violations of the False Statements Act, 18 U.S.C. 287, or of federal criminal statutes pertaining to the unauthorized disclosure of classified information.
ADMINISTRATION
ARTICLE XIII – Grant of Proxy, Restrictive Legend and Sale of Stock
13.01. NNI hereby appoints the Proxy Holders as its proxies, to have all rights, powers and authority to exercise all voting rights with respect to the Shares, subject to the terms and conditions set forth in this Agreement.
13.02. It is the essence of this Agreement that none of the rights, powers and authority which this Agreement confers on the Proxy Holders may be terminated at any time or in any manner other than as provided in this Agreement.
13.03. Concurrently with the execution and delivery of this Agreement, NNI shall annotate all certificates representing the Shares with the legend set out below to reflect that the Shares are subject to a proxy which is terminable only at such time or times, and in such manners, as are provided in this Agreement:
The shares represented by this certificate are subject to a Proxy Agreement dated July 29, 2005, under which the owner of these Shares has granted to the Proxy Holders named therein, and to their successors, those voting rights with respect to the Shares represented hereby that are set forth in said Agreement, which rights are terminable only at such time or times, and in such manner as are provided in said Agreement. The purpose of said Agreement is to meet the requirements of the Department of Defense so that the facility security clearances of the Corporation will be continued.

13.04. All certificates representing the Shares shall be deposited with the Proxy Holders in trust for NNI, and available for review by DSS and NNI. Receipts for such certificates shall be provided to NNI.
13.05. If additional Shares are issued to NNI, it shall be a condition of such issuance that NNI execute a supplemental Proxy Agreement, containing the same terms and conditions set forth in this Agreement, appointing the Proxy Holders as its proxies to exercise all voting rights with respect to such shares; and the certificates for such shares shall be annotated in the same manner as provided in Section 13.03. above.
13.06. Nothing in this Agreement shall restrict the right of NNI or any successor owner of the Shares from selling, transferring, pledging or otherwise encumbering, all or a portion thereof, subject to the terms and conditions of this Agreement, as appropriate, and the aforementioned restrictive legend shall not purport nor be construed to limit any owner’s ability to effect any such sale, transfer or encumbrance. However, DSS shall be advised in writing of any proposed sale of the Shares or assets of the Corporation prior to the execution of any sales agreement. Conversely, the Proxy Holders shall not have the power to sell or otherwise transfer or pledge or otherwise encumber the Shares.
ARTICLE XIV — Dividends
14.01. During the term of this Agreement, NNI, or its successor, shall be entitled from time to time to receive from the Proxy Holders payments equal to cash dividends, if any, collected by or for the account of the Proxy Holders upon the Shares.
14.02. In the event the Proxy Holders receive any shares as a dividend upon the Shares, the Proxy Holders shall accept such shares.
ARTICLE XV — Notices
15.01. All notices required or permitted to be given to the Parties shall be given by mailing the same in a sealed, post-paid envelope, via registered or certified mail, or sending the same by courier or facsimile, addressed to the addresses shown below, or to such other addresses as the Parties may designate from time to time pursuant to this Section 15.01.:

For the Corporation	Nortel Government Solutions Inc.
12730 Fairlakes Circle
Fairfax, VA 22033

For the Parent Corporation:	Nortel Networks Inc.
4008 E. Chapel Hill — Nelson Highway
Research Triangle Park, NC 27709

For the Intermediate Parent:	Nortel Networks Limited
8200 Dixie Road, Suite 100
Brampton, Ontario A6 L6T 5P6
Canada

For the Ultimate Parent:	Nortel Networks Corporation
8200 Dixie Road, Suite 100
Brampton, Ontario A6 L6T 5P6
Canada

For DSS:	Defense Security Service
Deputy Director for Industrial Security
1340 Braddock Place
Alexandria, VA 22314
ARTICLE XVI — Inconsistencies with Other Documents
16.01. In the event that any resolution, regulation or bylaw of any of the Parties is found to be inconsistent with any provisions hereof, the terms of this Agreement shall control.
ARTICLE XVII — Governing Law; Construction
17.01. This Agreement shall be construed so as to comply with all applicable U.S. laws, regulations, and Executive Orders except that, to the extent not inconsistent with the rights of the United States hereunder, the laws of the State of Delaware shall apply to questions concerning the rights, powers, and duties of the Corporation, NNI, NNL and NNC under, or by virtue of, this Agreement.
17.02. In all instances consistent with the context, nouns and pronouns of any gender shall be construed to include the other gender.
TERMINATION
ARTICLE XVIII — Termination, Amendment and Interpretation of Agreement
18.01. Unless terminated earlier pursuant to Section 18.02. below, this Agreement shall expire ten (10) years from the date of its execution by DoD without any action being required of any of the Parties. However, if NNI and Corporation together request that DSS continue this Agreement past its expiration, DSS may extend the term of this Agreement while a new agreement is being negotiated. Any request to extend the term of this Agreement pursuant to this Section 18.01. shall be submitted to DSS no later than ninety (90) days prior to the expiration date of this Agreement.
18.02. This Agreement may only be terminated by DSS as follows:
     a. in the event of a sale of the business or all of the Shares to a company or person not under FOCI; or

     b. when the existence of this Agreement is no longer necessary to maintain a facility security clearance for the Corporation; or
     c. when continuation of a facility security clearance for the Corporation is no longer necessary; or
     d. when there has been a breach of this Agreement that requires it to be terminated, or when DoD otherwise determines that termination is in the national interest; or
     e. when NNI and the Corporation for any reason and at any time petition DSS to terminate this Agreement; however, DSS has the right to receive full disclosure of the reason or reasons therefor, and has the right to determine, in its sole discretion, whether such petition should be granted.
18.03. If DoD determines that this Agreement should be terminated for any reason, DSS shall provide Corporation and NNI with thirty (30) days’ written advance notice of its intent and the reasons therefor.
18.04. DoD may only refuse to terminate this Agreement when its continuation is necessary in the interest of U.S. national security.
18.05. This Agreement may be amended by an agreement in writing executed by the Parties.
18.06. The Proxy Holders are authorized to consult with NNI concerning any proposed amendments to, or termination of, this Agreement. Documentation concerning such consultations shall be prepared and retained by the Proxy Holders for review by DSS.
18.07. The Parties agree that any question concerning the interpretation of this Agreement, or whether a proposed activity is permitted hereunder, shall be referred to DSS, and that DoD shall serve as final arbiter/interpreter of such matters.
ARTICLE XIX — Actions Upon Termination of Agreement
19.01. Upon termination of this Agreement in any manner provided herein, the restrictive legend affixed to the certificates representing the Shares will be removed.
19.02. DSS shall furnish the Corporation and NNI with written notice of the termination of this Agreement.
19.03. Upon termination of this Agreement, all further obligations or duties of the Proxy Holders under this Agreement shall cease.

ARTICLE XX — Place of Filing
20.01. Upon execution, and until the termination, of this Agreement, one original counterpart shall be filed at the principal office of the Corporation, located in Fairfax, Virginia.

EXECUTION
This Agreement may be executed in several counterparts, each of which shall be deemed to be an original, and all of such counterparts shall together constitute but one and the same instrument. The Parties are entitled to retain an executed counterpart of this Agreement.
IN WITNESS WHEREOF, the Parties have duly executed this Agreement which shall not become effective until duly executed by DoD.

/s/ Stephen Szeremeta 7/14/05	By	/s/ Charles R. Saffell 7/14/05

Signature of Witness/Date	Signature and Date

Charles Saffell, Chief Executive Officer
For Nortel Government Solutions Inc.

/s/ Lisa B. Purvis 07-19-05	By	/s/ Mary Cross 07/19/05

Signature of Witness/Date	Signature and Date

Mary Cross, President
For Nortel Networks Inc.

/s/ Stephen Szeremeta 7/14/05	By

Signature of Witness/Date	Signature and Date

/s/ William Owens

William Owens, Vice Chairman and Chief Executive Officer
For Nortel Networks Limited

/s/ Joanne Krauel 07/18/05

Signature of Witness/Date	Signature and Date

/s/ Gordon Davies

Gordon Davies
Asst General Counsel-Securities and Corporate Secretary
For Nortel Networks Limited

/s/ Stephen Szeremeta 7/14/05	By

Signature of Witness/Date	Signature and Date

/s/ William Owens

William Owens, Vice Chairman and Chief Executive Officer
For Nortel Networks Corporation

/s/ Joanne Krauel 07/18/05	By

Signature of Witness/Date	Signature and Date

/s/ Gordon Davies

Gordon Davies
Asst General Counsel-Securities and Corporate Secretary
For Nortel Networks Corporation

/s/ Stephen Szeremeta 7/14/05	/s/ James Frey

Signature of Witness/Date	James Frey, Proxy Holder

/s/ Stephen Szeremeta 7/14/05	/s/ Thomas McInerney

Signature of Witness/Date	Thomas McInerney, Proxy Holder

/s/ Stephen Szeremeta 7/14/05	/s/ Gregory S. Newbold

Signature of Witness/Date	Gregory Newbold, Proxy Holder

/s/ Mary H. Griggs

Signature of Witness/Date	Mary H. Griggs
Deputy Director for Industrial Security
Defense Security Service
For the Department of Defense

Effective Date 7/29/05
(Date of DSS signature)